EXHIBIT 10.1

AMENDMENT NUMBER TEN TO
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER TEN TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is effective as of December 31, 2003, between WELLS FARGO FOOTHILL, INC., a California corporation (“Foothill”), formerly known as Foothill Capital Corporation, with a place of business located at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404, and IMAGE ENTERTAINMENT, INC., a California corporation (“Borrower”), with its chief executive office located at 9333 Oso Avenue, Chatsworth, California 91311, with reference to the following facts:

WHEREAS, Borrower has requested that Foothill amend that certain Loan and Security Agreement dated as of December 28, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Foothill and Borrower as set forth herein;

WHEREAS, Borrower has informed Foothill that Borrower has failed to comply with (a) the Tangible Net Worth financial covenant set forth in Section 6.12(a) of the Agreement measured as of December 31, 2003 and (b) the EBITDA financial covenant set forth in Section 6.12(b) of the Agreement with respect to the fiscal period ending on December 31, 2003 (collectively, the “Designated Events of Default”);

WHEREAS, Borrower has requested that Foothill (a) waive the Designated Events of Default, and (b) consent to the amendment of the Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, Foothill is willing to so waive the Designated Events of Default and to so amend the Agreement in accordance with the terms and conditions hereof.

NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

SECTION 1.         DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

SECTION 2.         AMENDMENTS TO THE AGREEMENT.

(a)           Section 1 of the Agreement is hereby amended by adding the following definition in alphabetical order:

“Tenth Amendment Fee” has the meaning set forth in Section 2.10(i).

(b)           Section 2.10 of the Agreement is hereby amended by deleting the word “and” at the end of clause (g), by deleting the period at the end of clause (h) and replacing it with “, and”, and by adding the following new clause (i):

“(i)          Tenth Amendment Fee.  An amendment fee in the amount of $17,000 (the “Tenth Amendment Fee”), which amendment fee shall be fully earned and non-refundable as of the date hereof, and shall be charged to Borrower’s Loan Account on such date.”

(c)           Section 6.12 of the Agreement is hereby amended and restated in its entirety as follows:

“6.12       Financial Covenants.

(a)           Tangible Net Worth.  Borrower shall maintain Tangible Net Worth, measured on a fiscal quarter-end basis, of (i) not less than the amount indicated below with respect to the fiscal quarter-end dates indicated below plus (ii) seventy percent (70%), on an aggregate cumulative basis, of the net offering proceeds received by Borrower from the primary issuance of its equity securities or from the issuance of rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Borrower’s equity securities:

03/31/04	$19,262,000
06/30/04	$18,668,000
09/30/04	$17,826,000
12/31/04	$18,585,000
03/31/05	$18,590,000
06/30/05	$18,243,000
09/30/05	$17,502,000

(b)           EBITDA.  Borrower shall maintain EBITDA, for each fiscal period set forth below, of not less than the amount indicated below opposite such fiscal period:

for the immediately preceding three-month period ending 03/31/04	$1,105,000
for the immediately preceding three-month period ending 06/30/04	$219,000
for the immediately preceding three-month period ending 09/30/04	$858,000
for the immediately preceding three-month period ending 12/31/04	$1,370,000
for the immediately preceding three-month period ending 03/31/05	$1,587,000
for the immediately preceding three-month period ending 06/30/05	$403,000
for the immediately preceding three-month period ending 09/30/05	$911,000

SECTION 3.         WAIVER.

Effective as of the date hereof, Foothill hereby waives the Designated Events of Default.

SECTION 4.         REPRESENTATIONS AND WARRANTIES.

Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower’s legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

SECTION 5.         CONDITIONS PRECEDENT TO AMENDMENT.

The satisfaction of each of the following, unless waived or deferred by Foothill in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

(a)           The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Foothill;

(d)           All other documents, agreements, instruments, and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel; and

(e)           Foothill shall have received the Tenth Amendment Fee in full in immediately available funds, which Tenth Amendment Fee shall be paid by Borrower to Foothill by being charged to Borrower’s Loan Account as of the date hereof.

SECTION 6.         FURTHER ASSURANCES.

Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Foothill, and take all actions as Foothill may reasonably request from time to time fully to consummate the transactions contemplated under this Amendment and the Agreement, as amended by this Amendment.

SECTION 7.         MISCELLANEOUS.

(a)           Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

(c)           This Amendment shall be governed by and construed in accordance with the laws of the State of California.

(d)           This Amendment can only be amended by a writing signed by both Foothill and Borrower.

(e)           This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(f)            This Amendment reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

IMAGE ENTERTAINMENT, INC., a California corporation

By	/s/ Jeff M. Framer
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, formerly known as Foothill Capital Corporation

By	/s/ Trent Smart
Title:	Vice President